Exhibit T3A.154

CERTIFICATE OF AMENDMENT

OF THE CERTIFICATE OF INCORPORATION

OF

CORTLANDT TOWNE CENTER, INC.

UNDER SECTION 805 OF THE BUSINESS CORPORATION LAW

* * * * *

Submitted by:

Shumacker & Thompson, P.C.

Suite 103, One Park Place

6148 Lee Highway

Chattanooga, TN 37421

CERTIFICATE OF AMENDMENT

OF THE CERTIFICATE OF INCORPORATION

OF

CORTLANDT TOWNE CENTER, INC.

UNDER SECTION 805 OF THE BUSINESS CORPORATION LAW

* * * * *

Pursuant to the provisions of Section 805 of the New York Business Corporation Law, the undersigned, Jeffery V. Curry, being the sole Incorporator of the Corporation, said Corporation having (i) no officers, (ii) no shareholders of record, (iii) no subscribers for shares whose subscriptions have been accepted, and (iv) no directors as of the date hereof, hereby submits the following Certificate of Amendment of the Certificate of Incorporation:

1.	The name under which the Corporation was formed is: Cortlandt Towne Center, Inc.

2.	The Certificate of Incorporation of the Corporation was filed by the New York Department of State on the 19th day of January, 1996.

3.	(a) The Certificate of Incorporation is being amended to change the name of the Corporation from Cortlandt Towne Center, Inc. to Cortlandt Town Center, Inc.

(b) To effectuate the foregoing, Article 1 of the Certificate of Incorporation is hereby deleted in its entirety and the following is inserted in lieu thereof:

The name of the Corporation is:

Cortlandt Town Center, Inc.

4.	The amendment was authorized in the following manner:

By the written consent of the sole Incorporator, as the Corporation, having been recently formed, has no officers, no shareholders of record, no subscribers for shares whose subscriptions have been accepted by the Corporation, nor any directors as of the date hereof.

IN WITNESS WHEREOF, the undersigned hereby executes this Certificate of Amendment on this 23rd day of February, 1996, and

STATE OF NEW YORK

DEPARTMENT OF STATE

I hereby certify that the annexed copy has been compared with the original document in the custody of the Secretary of State and that the same is a true copy of said original

WITNESS my hand and official seal of the Department of State, at the City of Albany, on June 8, 2009.

/s/ Daniel E. Shapiro
Daniel E. Shapiro
First Deputy Secretary of State

Rev. 05/09

CSC 45
DRAW DOWN

090608000009

New York State
Department of State
Division of Corporations, State Records
and Uniform Commercial Code
One Commerce Plaza, 99 Washington Avenue
Albany, NY 12231
www.dos.state.ny.us

CERTIFICATE OF AMENDMENT
OF THE
CERTIFICATE OF INCORPORATION
OF

Cortlandt Town Center, Inc.
(Insert Name of Domestic Corporation)

Under Section 805 of the Business Corporation Law

If the name of the corporation has been changed, the name under which it was formed is:

Cortlandt Towne Center, Inc.

SECOND: The date of filing of the certificate of incorporation with the Department of State is:

January 19, 1996

THIRD: The amendment effected by this certificate of amendment is as follows: (Set forth each amendment in a separate paragraph providing the subject matter and full text of each amended paragraph. For example, an amendment changing the name of the corporation would read as follows: Paragraph *First* of the Certificate of Incorporation relating to *the corporation name* is hereby amended to read as follows: *First: The name of the corporation is ... (new name) ...*)

Paragraph One of the Certificate of Incorporation relating to the name of the corporation

is hereby amended to read in its entirety as follows:

The name of the corporation is: VOLUSIA MALL GP, INC.

DOS-1554 (Rev. 5/08)

-1-

CSC 45
DRAW DOWN

09060 8000 007

Paragraph of the Certificate of Incorporation relating to

is hereby amended to read in its entirety as follows:

FOURTH: The certificate of amendment was authorized by: (Check the appropriate box)

☐ The vote of the board of directors followed by a vote of a majority of all outstanding shares entitled to vote thereon at a meeting of shareholders.

☒ The vote of the board of directors followed by the unanimous written consent of the holders of all outstanding shares.

James D. Henderson
(Signature)

James D. Henderson
(Name of Signer)

Assistant Secretary
(Title of Signer)

CERTIFICATE OF AMENDMENT
OF THE
CERTIFICATE OF INCORPORATION
OF

Cortlandt Town Center, Inc.
(Insert Name of Domestic Corporation)

Under Section 805 of the Business Corporation Law

Filer's Name Husch Blackwell Sanders LLP

Address 2030 Hamilton Place Boulevard, Suite 150

City, State and Zip Code Chattanooga, TN 37421

Cust ref 0194134JC

STATE OF NEW YORK
DEPARTMENT OF STATE
FILED JUN 08 2009
TAX $
BY SB
Cortland

2009 JUN -8

NOTE: This form was prepared by the New York State Department of State. It does not contain all optional provisions under the law. You are not required to use this form. You may draft your own form or use forms available at legal stationery stores. The Department of State recommends that all documents be prepared under the guidance of an attorney. The certificate must be submitted with a $60 filing fee, plus the required tax on shares pursuant to §180 of the Tax Law, if applicable.

-2-

For Office Use Only

2009 JUN -5 PM 3:55

2009 JUN -8 PM 1:04

RECEIVED

2009 MAY 29 PM 1:36

007

N. Y. S. DEPARTMENT OF STATE
DIVISION OF CORPORATIONS AND STATE RECORDS ALBANY, NY 12231-0001

FILING RECEIPT

ENTITY NAMR: VOLUSIA MALL GP, INC.

DOCUMENT TYPE: AMENDMENT (DOMESTIC BUSINESS) NAME COUNTY: CORT

FILED:06/08/2009 DURATION:********* CASH#:090608000007 FILM #:090608000007

FILER:

HUSCH BLACKWELL SANDERS LLP
2030 HAMILTON PLACE BLVD STE 150

CHATTANOOGA, TN 37421

ADDRESS FOR PROCESS:

REGISTERED AGENT:

SERVICE COMPANY: CORPORATION SERVICE COMPANY - 45 SERVICE CODE: 45

FEES	120.00	PAYMENTS	120.00
FILING	60.00	CASH	0.00
TAX	0.00	CHECK	0.00
CERT	0.00	CHARGE	0.00
COPIES	10.00	DRAWDOWN	120.00
HANDLING	50.00	OPAL	0.00
		REFUND	0.00

019413AJC DOS-1025 (04/2007)